UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2017

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, AZ	85712
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2017, Liberty Star Uranium & Metals Corp. (the “Company”) issued a convertible promissory note (the “October Note”) to JSJ Investments Inc. (“JSJ”) in the principal amount of $50,000. The October Note bears interest at 12% per annum and matures on October 18, 2018. Pursuant to Section 2 of the October Note, the outstanding principal and accrued interest on the October Note shall be convertible into shares of the Company’s common stock as set forth therein.

On November 20, 2017, the Company issued a convertible promissory note (the “November Note”) to JSJ in the principal amount of $50,000. The November Note bears interest at 12% per annum and matures on November 20, 2018. Pursuant to Section 2 of the November Note, the outstanding principal and accrued interest on the November Note shall be convertible into shares of the Company’s common stock as set forth therein.

The foregoing descriptions of the October Note and the November Note and of all of the parties’ rights and obligations thereunder are qualified in their entirety by reference to the October Note and the November Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	12% Convertible Promissory Note issued to JSJ Investments Inc. dated October 18, 2017.
10.2	12% Convertible Promissory Note issued to JSJ Investments Inc. dated November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: November 27, 2017	/s/ James Briscoe
James Briscoe
Chief Executive Officer, Chief Financial Officer & President